Exhibit 10.9

DESIGN AND PROJECT SERVICES MANAGEMENT AGREEMENT

This Design and Project Services Management Agreement (the “Agreement”) is entered into as of 1st August 2024, by and between:

Zenith (PMS) Limited, a company incorporated under the laws of HKSAR, with its registered office at Unit 7, 6/F, Westin Centre, No. 26 Hung To Road, Kwun Tong (hereinafter referred to as “PMS”), and

Zenith Integrated Modular Limited, a company incorporated under the laws of HKSAR, with its registered office at Unit 2, 6/F, Westin Centre, No. 26 Hung To Road, Kwun Tong (hereinafter referred to as “IML”).

PMS and IML are collectively referred to as the “Parties” and individually as a “Party.”

1. PURPOSE AND SCOPE OF AGREEMENT

1.1 Purpose: The purpose of this Agreement is to define the terms and conditions under which PMS will provide skilled technical manpower to support IML in design and project services management.

1.2 Scope of Services: PMS shall provide the following services:

a. Provision of skilled technical personnel, including but not limited to designers, engineers, project managers, and other professionals as required.
b. Assistance in project planning, design development, and project management activities.
c. Coordination and collaboration with IML’s team to ensure the successful execution of the agreed-upon services.
d. Any other services as mutually agreed upon by the Parties in writing.

2. OBLIGATIONS OF THE PARTIES

2.1 Obligations of PMS:
a. Provide qualified and experienced personnel to perform the services outlined in this Agreement.
b. Ensure that all personnel adhere to the highest standards of professionalism and quality.
c. Comply with all applicable laws, regulations, and industry standards.
d. Maintain confidentiality of all information related to IML and the services provided.

2.2 Obligations of IML:
a. Provide PMS with all necessary information, materials, and access required to perform the services.
b. Pay PMS for the services rendered in accordance with the terms of this Agreement.
c. Designate a representative to liaise with PMS and provide timely feedback and approvals.

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3. TERM AND TERMINATION

3.1 Term: This Agreement shall commence on 1st August 2024 and continue until the completion of the agreed-upon services, unless terminated earlier in accordance with this Agreement.

3.2 Termination:
a. Either Party may terminate this Agreement by providing 30 days written notice to the other Party.
b. In the event of termination, PMS shall be compensated for all services rendered up to the effective date of termination.

4. COMPENSATION AND PAYMENT TERMS

4.1 Fees:
a. IML shall pay PMS a fixed fee of HK$350,000 for the services outlined in this Agreement.
b. Additional services or expenses beyond the scope of this Agreement shall be subject to extra charges, which shall be mutually agreed upon in writing by both Parties.

4.2 Payment Terms:
a. PMS shall submit invoices to IML on a monthly basis or as otherwise agreed.
b. IML shall pay all undisputed invoices within 45 days of receipt.

4.3 Expenses:
a. PMS shall be reimbursed for any pre-approved out-of-pocket expenses incurred in connection with the services.
b. Such expenses shall be documented and submitted to IML for approval prior to reimbursement.

5. CONFIDENTIALITY

5.1 Both Parties agree to maintain the confidentiality of all proprietary and sensitive information disclosed during the term of this Agreement.

5.2 Confidential information shall not be disclosed to any third party without the prior written consent of the disclosing Party.

6. INTELLECTUAL PROPERTY

6.1 All intellectual property developed or created by PMS in the course of providing the services shall be the sole property of IML.

6.2 PMS hereby assigns to IML all rights, title, and interest in and to any such intellectual property.

7. LIABILITY AND INDEMNIFICATION

7.1 Liability: Neither Party shall be liable for any indirect, incidental, or consequential damages arising out of this Agreement.

7.2 Indemnification: Each Party agrees to indemnify and hold harmless the other Party from and against any claims, losses, or damages arising out of its breach of this Agreement.

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8. GOVERNING LAW AND DISPUTE RESOLUTION

8.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

8.2 Dispute Resolution:
a. Any dispute, controversy, or claim arising out of or in connection with this Agreement, including its validity, interpretation, performance, or termination, shall be resolved through arbitration in Hong Kong.
b. The arbitration shall be administered by the Hong Kong International Arbitration Centre (HKIAC) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the arbitration.
c. The arbitration tribunal shall consist of [one/three] arbitrator(s) appointed in accordance with the HKIAC Rules.
d. The language of the arbitration shall be English.
e. The arbitral award shall be final and binding on the Parties, and judgment upon the award may be entered in any court of competent jurisdiction.

8.3 Interim Measures:
Nothing in this Agreement shall prevent either Party from seeking interim or conservatory measures from a court of competent jurisdiction to protect its rights pending the resolution of the dispute through arbitration.

9. MISCELLANEOUS

9.1 Entire Agreement: This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements or understandings.

9.2 Amendments: Any amendments to this Agreement must be in writing and signed by both Parties.

9.3 Force Majeure: Neither Party shall be liable for any failure or delay in performance due to events beyond its reasonable control.

9.4 Notices: All notices under this Agreement shall be in writing and delivered to the addresses specified above.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of Zenith (PMS) Limited

/s/ Tam Hin Wah Anthony
Name: Tam Hin Wah Anthony
Title: Director
Date: 1st August 2024

For and on behalf of Zenith Integrated Modular Limited

/s/ Au-Yeung Sai Kit
Name: Au-Yeung Sai Kit
Title: Authorized Person/Company Secretary
Date: 1st August 2024

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